INDEX TO EXHIBITS

(1)               Agreement and Declaration of Trust*

(2)               Bylaws*

(3)               Inapplicable

(4)               Inapplicable

(5)               Advisory Agreement with Interactive Research Advisers,
                  Inc.

(6)               Inapplicable

(7)               Inapplicable

(8)               Custody Agreement with Fifth Third Bank*

(9)(i)            Administration Agreement with Interactive Research
                  Advisers, Inc.

   (ii) Transfer, Dividend Disbursing, Shareholder Service and Plan Agency Agreement with Countrywide Fund Services, Inc.*

   (iii)          Administration Agreement with Countrywide Fund Services,
                  Inc.*

   (iv)           Accounting Services Agreement with Countrywide Fund
                  Services, Inc.*

(10) Opinion and Consent of Counsel relating to issuance of shares*

(11)              Consent of Independent Public Accountants*

(12)              Inapplicable

(13)              Agreement Relating to Initial Capital*

(14)              Prototype Individual Retirement Account*

(15)              Inapplicable

(16)              Computation for Performance Quotations*

(17)              Financial Data Schedule*

(18)              Inapplicable

*        Incorporated by reference to Registration Statement on Form N-1A.